Exhibit 99.1
Fortive Reports Fourth Quarter and Full Year 2021 Results
Introduces First Quarter and Full Year 2022 Outlook
•Delivered significant core revenue growth, margin expansion, earnings and cash flow growth in 2021
•Sequential revenue growth and robust margin expansion across portfolio in Q4
•Strong demand for software-enabled workflow solutions yields double-digit software growth
•Q4 revenue growth of 4%, up 1% core, reflects continued supply chain constraints and COVID challenges
•Q4 GAAP EPS of $0.46; Adjusted EPS of $0.79, up 13%
•Expect 2022 GAAP EPS of $2.03-2.17, Up 24-32% and 2022 Adjusted EPS of $3.00-3.13, Up 9-14%
EVERETT, WA, February 3, 2022 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the fourth quarter and full year 2021.
For the full year, net earnings from continuing operations were $614 million. For the same period, adjusted net earnings from continuing operations were $996 million. Diluted net earnings per share from continuing operations for the full year were $1.65. For the same period, adjusted diluted net earnings per share from continuing operations were $2.75.
For the full year, revenues from continuing operations increased 13.4% year-over-year to $5.25 billion, which included core revenue growth of 9.5%.
For the fourth quarter, net earnings from continuing operations were $168 million. For the same period, adjusted net earnings from continuing operations were $288 million. Diluted net earnings per share from continuing operations for the fourth quarter were $0.46. For the same period, adjusted diluted net earnings per share from continuing operations were $0.79.
For the fourth quarter, revenues from continuing operations increased 3.8% year-over-year to $1.37 billion, which included core revenue growth of 1.0%.
James A. Lico, President and Chief Executive Officer, stated, “Our teams delivered outstanding performance in 2021, demonstrating the strength of our portfolio. For the year we generated approximately 10 percent core revenue growth, 210 basis points adjusted operating profit margin expansion and 32 percent adjusted EPS growth year-over-year. In the fourth quarter, we drove sequential growth and robust margin expansion despite continued supply-chain constraints and COVID challenges which impacted our ability to deliver on strong customer demand. Our disciplined and rigorous application of the Fortive Business System enabled us to improve our operations and drive meaningful results even in a challenging environment.”
For the first quarter of 2022, Fortive anticipates revenue of $1.33 billion to $1.37 billion, diluted net earnings per share from continuing operations to be in the range of $0.40 to $0.44 and adjusted diluted net earnings per share from continuing operations to be in the range of $0.65 to $0.69. For the full year 2022, Fortive anticipates revenue of $5.73 billion to $5.88 billion, diluted net earnings per share from continuing operations to be in the range of $2.03 to $2.17 and adjusted diluted net earnings per share from continuing operations to be in the range of $3.00 to $3.13.
Mr. Lico added, “We also closed on the acquisition of Provation in the fourth quarter, accelerating our healthcare segment strategy to deliver critical software-enabled workflow solutions to hospitals and ambulatory surgical centers. With sustained demand trends, record backlog and the accretive benefit of our recent acquisitions, Fortive is well positioned to deliver another year of differentiated growth and profitability in 2022. Our strategy is delivering results, giving us confidence in our multi-year outlook and ability to compound earnings and cash flow, creating sustainable, long-term value for our shareholders.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 888-440-6928 within the U.S. or by dialing 646-960-0328 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6922572). A replay of the conference call will be available two hours after the completion of the call until Wednesday, February 16, 2021. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 416-621-4642 outside the U.S. (access code 6922572) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
VONTIER SEPARATION
On October 9, 2020, Fortive completed the separation of its prior Industrial Technologies segment by distributing 80.1% of the outstanding shares of Vontier Corporation (“Vontier”), the entity incorporated to hold such businesses, to Fortive stockholders (the “Separation”) on a pro rata basis.
As the Separation occurred during the fourth fiscal quarter of 2020, Fortive has classified Vontier as a discontinued operation in its financial statements for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted operating profit margin,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding the impact of the COVID-19 pandemic, business and acquisition opportunities, impact of acquisitions and dispositions, leadership succession, anticipated financial results, economic conditions, industry trends, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of the phase out of LIBOR, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to tax treatment of the Separation, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Elena Rosman
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

($ and shares in millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Sales	$1,374.8	$1,324.9	$5,254.7	$4,634.4
Cost of sales	(580.8)	(562.8)	(2,247.6)	(2,025.9)
Gross profit	794.0	762.1	3,007.1	2,608.5
Operating costs:
Selling, general, and administrative expenses	(499.4)	(494.8)	(1,839.5)	(1,748.4)
Research and development expenses	(93.0)	(83.4)	(354.8)	(320.7)
Operating profit	201.6	183.9	812.8	539.4
Non-operating income (expense), net:
Interest expense, net	(25.2)	(36.8)	(103.2)	(148.5)
Loss on extinguishment of debt	—	—	(104.9)	—
Gain on investment in Vontier Corporation	—	1,119.2	57.0	1,119.2
Gain on litigation resolution	3.9	—	29.9	—
Other non-operating expense, net	(4.6)	(2.2)	(14.1)	(2.4)
Earnings from continuing operations before income taxes	175.7	1,264.1	677.5	1,507.7
Income taxes	(7.8)	(12.5)	(63.3)	(55.5)
Net earnings from continuing operations	167.9	1,251.6	614.2	1,452.2
Earnings (loss) from discontinued operations, net of income taxes	(2.9)	(36.0)	(5.8)	161.1
Net earnings	165.0	1,215.6	608.4	1,613.3
Mandatory convertible preferred dividends	—	(17.2)	(34.5)	(69.0)
Net earnings attributable to common stockholders	$165.0	$1,198.4	$573.9	$1,544.3

Net earnings per share from continuing operations:
Basic	$0.47	$3.65	$1.66	$4.10
Diluted	$0.46	$3.47	$1.65	$4.05
Net earnings (loss) per share from discontinued operations:
Basic	$(0.01)	$(0.11)	$(0.02)	$0.48
Diluted	$(0.01)	$(0.10)	$(0.02)	$0.45
Net earnings per share:
Basic	$0.46	$3.55	$1.64	$4.58
Diluted	$0.45	$3.37	$1.63	$4.49
Average common stock and common equivalent shares outstanding:
Basic	359.3	338.0	349.0	337.4
Diluted	362.9	360.7	352.3	359.0
The sum of net earnings per share amounts may not add due to rounding.
The information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited)

($ in millions)	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Sales:
Intelligent Operating Solutions	$579.8	$544.9	$2,169.4	$1,883.7
Precision Technologies	473.9	464.2	1,848.9	1,651.3
Advanced Healthcare Solutions	321.1	315.8	1,236.4	1,099.4
Total	$1,374.8	$1,324.9	$5,254.7	$4,634.4

Operating Profit:
Intelligent Operating Solutions	$93.6	$104.8	$408.5	$317.8
Precision Technologies	106.9	89.0	408.0	321.7
Advanced Healthcare Solutions	26.1	18.0	101.9	2.1
Other (a)	(25.0)	(27.9)	(105.6)	(102.2)
Total	$201.6	$183.9	$812.8	$539.4

Operating Margins:
Intelligent Operating Solutions	16.1%	19.2%	18.8%	16.9%
Precision Technologies	22.6%	19.2%	22.1%	19.5%
Advanced Healthcare Solutions	8.1%	5.7%	8.2%	0.2%
Total	14.7%	13.9%	15.5%	11.6%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
The information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

($ and shares in millions, except per share amounts)	As of
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$819.3	$1,824.8
Accounts receivable less allowance for doubtful accounts of $39.7 million and $42.5 million, respectively	930.2	810.3
Inventories	512.7	455.5
Prepaid expenses and other current assets	252.7	206.7
Investment in Vontier Corporation	—	1,119.2
Current assets, discontinued operations	—	30.4
Total current assets	2,514.9	4,446.9
Property, plant and equipment, net	395.5	422.0
Operating lease right-of-use assets	175.6	188.7
Other assets	337.3	344.1
Goodwill and other intangible assets, net	13,042.2	10,649.8
Total assets	$16,465.5	$16,051.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,151.7	$1,399.8
Trade accounts payable	557.9	480.8
Current operating lease liabilities	44.6	47.0
Accrued expenses and other current liabilities	960.7	899.9
Current liabilities, discontinued operations	—	33.3
Total current liabilities	3,714.9	2,860.8
Operating lease liabilities	139.9	154.3
Other long-term liabilities	1,286.4	1,233.4
Long-term debt	1,807.3	2,830.3
Equity:
Preferred stock: $0.01 par value, 15.0 million shares authorized; 5.0% Mandatory convertible preferred stock, series A, zero shares and 1.4 million shares designated, issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 360.4 million and 339.0 million issued; 359.1 million and 337.9 million outstanding at December 31, 2021 and December 31, 2020, respectively	3.6	3.4
Additional paid-in capital	3,670.0	3,554.5
Retained earnings	6,023.6	5,547.4
Accumulated other comprehensive income (loss)	(185.0)	(141.1)
Total Fortive stockholders’ equity	9,512.2	8,964.2
Noncontrolling interests	4.8	8.5
Total stockholders’ equity	9,517.0	8,972.7
Total liabilities and stockholders’ equity	$16,465.5	$16,051.5
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31
	2021	2020
Cash flows from operating activities:
Net earnings from continuing operations	$614.2	$1,452.2
Noncash items:
Amortization	320.8	309.9
Depreciation	74.7	74.1
Stock-based compensation expense	77.4	62.6
Loss on extinguishment of debt	104.2	—
Unrealized gain on investment in Vontier Corporation	—	(1,119.2)
Gain on sale of property	—	(5.3)
Gain on investment in Vontier Corporation	(57.0)	—
Gain on litigation resolution	(29.9)	—
Change in deferred income taxes	(41.0)	(97.6)
Change in accounts receivable, net	(84.1)	82.4
Change in inventories	(53.6)	(7.3)
Change in trade accounts payable	73.4	18.1
Change in prepaid expenses and other assets	(34.5)	147.9
Change in accrued expenses and other liabilities	28.3	59.9
Total operating cash provided by continuing operations	992.9	977.7
Total operating cash (used in) provided by discontinued operations	(31.8)	459.0
Net cash provided by operating activities	961.1	1,436.7
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(2,570.1)	(40.4)
Payments for additions to property, plant and equipment	(50.0)	(75.7)
Proceeds from sale of property	4.5	5.3
Total investing cash used in continuing operations	(2,615.6)	(110.8)
Total investing cash used in discontinued operations	—	(37.6)
Net cash used in investing activities	(2,615.6)	(148.4)
Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	364.9	(1,141.9)
Proceeds from borrowings (maturities greater than 90 days), net of $0.3 million and $8 million of issuance costs in 2021 and 2020, respectively	999.8	741.7
Repayment of borrowings (maturities greater than 90 days)	(611.1)	(1,730.8)
Payment of common stock cash dividend to shareholders	(97.7)	(94.4)
Payment of mandatory convertible preferred stock cash dividend to shareholders	(34.5)	(69.0)
Net cash consideration received from Vontier Separation	—	1,598.0
All other financing activities	30.6	20.7
Total financing cash (used in) provided by continuing operations	652.0	(675.7)
Total financing cash used in discontinued operations	—	(20.4)
Net cash (used in) provided by financing activities	652.0	(696.1)
Effect of exchange rate changes on cash and equivalents	(3.0)	27.4
Net change in cash and equivalents	(1,005.5)	619.6
Beginning balance of cash and equivalents	$1,824.8	$1,205.2
Ending balance of cash and equivalents	$819.3	$1,824.8

Supplemental disclosure:
Transfer of noncash net liabilities to Vontier Corporation	$—	$147.4
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations, Adjusted Diluted Net Earnings per Share from Continuing Operations and Adjusted Operating Profit Margin
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations, historical and forecasted adjusted diluted net earnings per share from continuing operations, and historical adjusted operating profit margin, which to the extent applicable, make the following adjustments to GAAP net earnings from continuing operations, GAAP diluted net earnings per share from continuing operations and GAAP operating profit margin:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”); and
•Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions.
In addition, the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted net earnings per share from continuing operations make the additional following adjustments to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations:
•Excluding on a pretax basis the effect of losses from our equity method investments;
•Excluding the pretax loss on debt extinguishment, net of non-recurring gain on our investment in Vontier common stock;
•Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;
•Excluding on a pretax basis the non-recurring gain on the disposition of assets;
•Excluding on a pretax basis the gain on litigation resolution;
•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•Excluding the non-cash discrete tax expense resulting from the Separation of Vontier; and
•Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock at the beginning of the period.

Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical Transaction Costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.
Equity Method Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt
On October 9, 2020, we completed the Vontier Separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares was included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the twelve month period ended December 31, 2021.

On January 19, 2021, we completed the Debt-for-Equity Exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the twelve month period ended December 31, 2021. We recorded a loss on extinguishment of the debt included in the Debt-for-Equity Exchange of $94.4 million in the twelve month period ended December 31, 2021.
Additionally, on February 9, 2021 we repurchased $281 million of the Convertible Notes at fair value using the remaining cash proceeds received from Vontier in the Separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the twelve month period ended December 31, 2021 of $10.5 million.
We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Mandatory Convertible Preferred Stock
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. On July 1, 2021 each share of the MCPS then outstanding automatically converted into 14.0978 shares of the Company’s common stock. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock was determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021.
For the purposes of calculating adjusted earnings and adjusted earnings per share in periods when the MCPS are anti-dilutive, we have excluded the MCPS dividend and, for the purposes of calculating adjusted earnings per share, assumed the “if-converted” method of share dilution and assumed the shares were converted at the beginning of the period (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS had they been converted at the beginning of the period. For periods where the MCPS are dilutive, no such adjustment is made, as the “if-converted” method is applied and the assumed conversion is already included.
Non-cash Interest Expense
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.
Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense on the outstanding notes using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
Adjustments on Litigation Resolution
In the event that a potential liability related to a legal contingency for an acquired entity existing at the time of the acquisition is allocated to the corresponding purchase price, we will adjust for the subsequent non-recurring effect of the gain or loss recognized upon resolution because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Non-cash Discrete Tax Adjustments Resulting from the Separation of Vontier
We adjust for non-cash discrete tax expense items that resulted from the Separation of Vontier. These discrete items are non-recurring, non-cash expenses that resulted from the GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended		Twelve Months Ended
($ in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (a)	$167.9		$579.7
Dividends on the mandatory convertible preferred stock to apply if-converted method (a)	—		34.5
Net Earnings from Continuing Operations (GAAP)	$167.9	$1,251.6	$614.2	$1,452.2
Pretax amortization of acquisition-related intangible assets	85.4	77.2	320.8	309.9
Pretax acquisition and other transaction costs	36.0	14.3	59.9	71.6
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions	0.2	4.5	6.9	27.3
Pretax losses from equity method investments	3.9	0.9	11.6	4.3
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	(1,119.2)	47.9	(1,119.2)
Pretax non-cash interest expense associated with our 0.875% convertible notes	7.2	8.6	29.1	34.1
Pretax discrete restructuring charges	12.2	27.6	12.2	27.6
Pretax gain on the disposition of assets	—	—	—	(5.3)
Pretax gain on litigation resolution	(3.9)	—	(29.9)	—
Tax effect of the adjustments reflected above (b)	(20.9)	(20.1)	(76.3)	(70.8)
Noncash discrete tax expense adjustment resulting from the Separation of Vontier	—	7.5	—	20.2
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$288.0	$252.9	$996.4	$751.9

(a) On July 1, 2021, all outstanding shares of our MCPS converted at a rate of 14.0978 common shares per share of preferred stock into an aggregate of approximately 19.4 million shares (net of fractional shares) of the Company’s common stock. Prior to their conversion, the MCPS were anti-dilutive for the year ended December 31, 2021, and as such, GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders. The MCPS were dilutive for the three months and year ended December 31, 2020 and the “if-converted” method was applied in calculating earnings per share. As such, no additional shares were assumed to be converted and net earnings per share for both respective periods was calculated using net earnings from continuing operations.

(b) The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, the gain on disposition of assets, the loss on extinguishment of debt, the gain on litigation resolution, and the non-cash interest expense associated with the 0.875% convertible notes. The gain on the fair value change in Vontier common stock had no tax effect.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended(a)		Twelve Months Ended(a)
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Diluted Net Earnings Per Share from Continuing Operations (GAAP) (b)	$0.46	$3.47	$1.65	$4.05
Dividends on the mandatory convertible preferred stock to apply if-converted method (b)	—	—	0.10	—
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding (b)	—	—	(0.05)	—
Pretax amortization of acquisition-related intangible assets	0.24	0.21	0.89	0.86
Pretax acquisition and other transaction costs	0.10	0.04	0.17	0.20
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions	—	0.01	0.02	0.08
Pretax losses from equity method investments	0.01	—	0.03	0.01
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	(3.10)	0.13	(3.12)
Pretax non-cash interest expense associated with our 0.875% convertible notes	0.02	0.02	0.08	0.09
Pretax discrete restructuring charges	0.03	0.08	0.03	0.08
Pretax gain on the disposition of assets	—	—	—	(0.01)
Pretax gain on litigation resolution	(0.01)	—	(0.08)	—
Tax effect of the adjustments reflected above (c)	(0.06)	(0.06)	(0.21)	(0.20)
Noncash discrete tax expense adjustment resulting from the Separation of Vontier	—	0.02	—	0.06
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.79	$0.70	$2.75	$2.09

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had converted at the beginning of the period prior to their conversion on July 1, 2021. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.
(b) Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive during the year ended December 31, 2021 and were dilutive during the three and twelve month periods ended December 31, 2020. As such, GAAP net earnings per share for the year ended December 31, 2021 was calculated using net earnings from continuing operations attributable to common stockholders.
(c) The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, discrete restructuring, losses from equity method investments, the gain on the disposition of assets, the loss on extinguishment of debt, the gain on litigation resolution, and the non-cash interest expense associated with the 0.875% convertible notes. The gain on the fair value change in Vontier common stock had no tax effect.

The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Twelve Months Ended
(shares in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Average common diluted stock outstanding	362.9	360.7	352.3	359.0
MCPS Converted Shares (a)	—	—	9.9	—
Adjusted average common stock and common equivalent shares outstanding	362.9	360.7	362.2	359.0

(a) Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive during the year ended December 31, 2021, and dilutive in the three months and year ended December 31, 2020. The number of MCPS Converted Shares for the year ended December 31, 2021 assumes the conversion of all 1.38 million shares at the conversion rate of 14.0978 at the beginning of the period. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

Core Revenue Growth

	% Change Three Months Ended December 31, 2021 vs. Comparable 2020 Period	% Change Twelve Months Ended December 31, 2021 vs. Comparable 2020 Period
Total Revenue Growth (GAAP)	3.8%	13.4%
Core (Non-GAAP)	1.0%	9.5%
Acquisitions (Non-GAAP)	3.4%	2.4%
Impact of currency translation (Non-GAAP)	(0.6)%	1.5%

Adjusted Operating Profit Margin

	Intelligent Operating Solutions	Precision Technologies	Advanced Healthcare Solutions	Corporate	Total Fortive

	Three Months Ended December 31, 2021
$ in millions
Revenue (GAAP)	$579.8	$473.9	$321.1	$—	$1,374.8
Acquisition-Related Fair Value Adjustments to Deferred Revenue	—	—	—	—	$—
Adjusted Revenue (Non-GAAP)	$579.8	$473.9	$321.1	$—	$1,374.8

Operating Profit (GAAP)	$93.6	$106.9	$26.1	$(25.0)	$201.6
Acquisition and Other Transaction Costs	15.8	—	20.2	—	36.0
Acquisition-Related Fair Value Adjustments to Deferred Revenue and Inventory	—	—	0.2	—	0.2
Amortization of Acquisition-Related Intangible Assets	46.4	3.7	35.3	—	85.4
Restructuring	5.9	2.5	3.8	—	12.2
Adjusted Operating Profit (Non-GAAP)	$161.7	$113.1	$85.6	$(25.0)	$335.4

Operating Profit Margin (GAAP)	16.1%	22.6%	8.1%		14.7%
Adjusted Operating Profit Margin (Non-GAAP)	27.9%	23.9%	26.7%		24.4%

	Three Months Ended December 31, 2020
$ in millions
Revenue (GAAP)	$544.9	$464.2	$315.8	$—	$1,324.9
Acquisition-Related Fair Value Adjustments to Deferred Revenue	—	—	0.5	—	0.5
Adjusted Revenue (Non-GAAP)	$544.9	$464.2	$316.3	$—	$1,325.4

Operating Profit (GAAP)	$104.8	$89.0	$18.0	$(27.9)	$183.9
Acquisition and Other Transaction Costs	0.1	—	14.2	—	14.3
Acquisition-Related Fair Value Adjustments to Deferred Revenue and Inventory	—	—	4.5	—	4.5
Amortization of Acquisition-Related Intangible Assets	37.7	4.2	35.3	—	77.2
Restructuring	13.7	9.7	4.2	—	27.6
Adjusted Operating Profit (Non-GAAP)	$156.3	$102.9	$76.2	$(27.9)	$307.5

Operating Profit Margin (GAAP)	19.2%	19.2%	5.7%		13.9%
Adjusted Operating Profit Margin (Non-GAAP)	28.7%	22.2%	24.1%		23.2%

Adjusted Operating Profit Margin Expansion (Non-GAAP)					+120 BPS

Adjusted Operating Profit Margin (continued)

	Intelligent Operating Solutions	Precision Technologies	Advanced Healthcare Solutions	Corporate	Total Fortive

	Twelve Months Ended December 31, 2021
$ in millions
Revenue (GAAP)	$2,169.4	$1,848.9	$1,236.4	$—	$5,254.7
Acquisition-Related Fair Value Adjustments to Deferred Revenue	—	—	—	—	$—
Adjusted Revenue (Non-GAAP)	$2,169.4	$1,848.9	$1,236.4	$—	$5,254.7

Operating Profit (GAAP)	$408.5	$408.0	$101.9	$(105.6)	$812.8
Acquisition and Other Transaction Costs	30.2	—	29.7	—	59.9
Acquisition-Related Fair Value Adjustments to Deferred Revenue and Inventory	—	—	6.9	—	6.9
Amortization of Acquisition-Related Intangible Assets	163.3	16.4	141.1	—	320.8
Restructuring	5.9	2.5	3.8	—	12.2
Adjusted Operating Profit (Non-GAAP)	$607.9	$426.9	$283.4	$(105.6)	$1,212.6

Operating Profit Margin (GAAP)	18.8%	22.1%	8.2%		15.5%
Adjusted Operating Profit Margin (Non-GAAP)	28.0%	23.1%	22.9%		23.1%

	Twelve Months Ended December 31, 2020
$ in millions
Revenue (GAAP)	$1,883.7	$1,651.3	$1,099.4	$—	$4,634.4
Acquisition-Related Fair Value Adjustments to Deferred Revenue	7.6	—	5.3	—	12.9
Adjusted Revenue (Non-GAAP)	$1,891.3	$1,651.3	$1,104.7	$—	$4,647.3

Operating Profit (GAAP)	$317.8	$321.7	$2.1	$(102.2)	$539.4
Acquisition and Other Transaction Costs	0.9	0.1	70.6	—	71.6
Acquisition-Related Fair Value Adjustments to Deferred Revenue and Inventory	7.8	—	19.5	—	27.3
Amortization of Acquisition-Related Intangible Assets	151.1	17.2	141.6	—	309.9
Restructuring	13.7	9.7	4.2	—	27.6
Adjusted Operating Profit (Non-GAAP)	$491.3	$348.7	$238.0	$(102.2)	$975.8

Operating Profit Margin (GAAP)	16.9%	19.5%	0.2%		11.6%
Adjusted Operating Profit Margin (Non-GAAP)	26.0%	21.1%	21.5%		21.0%

Adjusted Operating Profit Margin Expansion (Non-GAAP)					+210 BPS

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending April 1, 2022		Twelve Months Ending December 31, 2022
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.40	$0.44	$2.03	$2.17
Anticipated pretax amortization of acquisition-related intangible assets	0.27	0.27	1.05	1.05
Anticipated pretax significant acquisition and other transaction costs	0.02	0.02	0.07	0.07
Anticipated pretax losses from equity method investments	—	—	0.02	0.02
Tax effect of the adjustments reflected above	(0.05)	(0.05)	(0.18)	(0.18)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.65	$0.69	$3.00	$3.13

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.